Exhibit 99.1

Adopted September 15, 2004

INFONET SERVICES CORPORATION

CODE OF BUSINESS CONDUCT AND ETHICS

ADOPTED SEPTEMBER 15, 2004

Adopted September 15, 2004

Adopted September 15, 2004

LETTER FROM THE CHAIRMAN, PRESIDENT & CEO

September, 2004

Dear Infonet Employee:

Infonet is dedicated to conducting its business consistent with the highest standards of business ethics. We have an obligation to our employees, shareholders, customers, suppliers, community representatives and other business contacts to be honest, fair and forthright in all of our business activities.

As an employee of Infonet (the “Company”), you face every day a number of business decisions. It is your personal responsibility to uphold the Company’s high standards of business ethics in each and every one of these situations. It is not possible for our Code of Business Conduct and Ethics (the “Code”) to address every situation that you may face. If you use your good business judgment and experience, your business decisions are not likely to raise ethical issues. When you face an ethical issue, we hope that this Code will serve as a guide to help you make the right choice.

We encourage you to take this opportunity to review our policies and to discuss any questions you may have with your supervisor or with our legal department directly by contacting our Chief Legal Officer at the Company’s El Segundo office at (310) 335-2189. The guidelines set out in this Code are to be followed at all levels of this organization by our directors, officers and employees. We rely on you to uphold our core values and conduct our business honestly, fairly and with integrity.

Sincerely,

José A. Collazo

Chairman, President and Chief Executive Officer

cc:	Board of Directors

Adopted September 15, 2004

INTRODUCTION

Purpose

This Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics. To the extent this Code requires a higher standard than required by commercial practice or applicable laws, rules or regulations, we adhere to these higher standards.

This Code applies to all of our directors, officers and full- or part-time employees. We refer to all persons covered by this Code as “Company employees” or simply “employees.” We also refer to our Chief Executive Officer, our Chief Financial Officer, our Controller and our Assistant Treasurer as our “principal financial officers.”

Seeking Help and Information

This Code is not intended to be a comprehensive rulebook and cannot address every situation that you may face. If you feel uncomfortable about a situation or have any doubts about whether it is consistent with the Company’s ethical standards, seek help. We encourage you to contact your supervisor for help first. If your supervisor cannot answer your question or if you do not feel comfortable contacting your supervisor, contact the Legal Department at (310) 335-2189. The Company has also established a Values Line that is available 24 hours a day, 7 days a week at 1-888-475-8376. An independent third-party service provider will answer your call. You may remain anonymous if you like, although providing your identity may assist the Company in addressing your questions or concerns.

Reporting Violations of the Code

All employees have a duty to report any known or suspected violation of this Code, including any violation of the laws, rules, regulations or policies that apply to the Company. If you know of or suspect a violation of this Code, immediately report the conduct to your supervisor. Your supervisor will contact the Legal Department, which will work with you and your supervisor to investigate your concern.

If you do not feel comfortable reporting the conduct to your supervisor or you do not get a satisfactory response, you may contact the Legal Department directly at (310) 335-2189. You may also report known or suspected violations of the Code on the Values Line at 1-888-475-8376. You may remain anonymous and will not be required to reveal your identity in calls to the Values Line, although providing your identity may assist the Company in investigating your concern.

In addition, our non-management directors are available via email at directors@infonet.com, an email address to which all of our non-management directors have unlimited direct access. Our senior management reviews email messages sent to this account and prepares periodic summaries of the messages for our directors.

Adopted September 15, 2004

All questions and reports of known or suspected violations of the law or this Code will be handled sensitively and with discretion. Your supervisor, the Legal Department and the Company will protect your confidentiality to the extent possible, consistent with law and the Company’s need to investigate your concern.

It is Company policy that any employee who violates this Code will be subject to appropriate discipline, which may include termination of employment. This determination will be based upon the facts and circumstances of each particular situation. Employees who violate the law or this Code may expose themselves to substantial civil damages, criminal fines and prison terms. The Company may also face substantial fines and penalties and may incur damage to its reputation and standing in the community. Your conduct as a representative of the Company, if it does not comply with the law or with this Code, can result in serious consequences for both you and the Company.

Policy Against Retaliation

The Company prohibits retaliation against an employee who, in good faith, seeks help or reports known or suspected violations. Any reprisal or retaliation against an employee because the employee, in good faith, sought help or filed a report will be subject to disciplinary action, including potential termination of employment. In no event will adverse action be taken against you as an employee of the Company because you have, in good faith, reported a suspected impropriety.

Waivers of the Code

Waivers of this Code for employees other than our directors or executive officers may be made by our Chief Legal Officer. Any waiver of this Code for our directors or executive officers may be made only by our Board of Directors or the Nominating and Corporate Governance Committee of our Board of Directors and will be disclosed to the public as required by law or the rules of the New York Stock Exchange.

CONFLICTS OF INTEREST

Identifying Potential Conflicts of Interest

A conflict of interest can occur when an employee’s private interest interferes, or appears to interfere, with the interests of the Company as a whole. You should avoid any private interest that influences your ability to act in the interests of the Company or that makes it difficult to perform your work objectively and effectively. Many situations may create conflicts of interest. The most frequent conflict facing an employee may arise from any individual or family member gaining some benefit because of the employee’s position or association with the Company (the employee’s position, level and job responsibilities may have a bearing on what acts or situations may constitute conflicts of interest).

Adopted September 15, 2004

For our employees other than our outside directors (our directors who are not full-time employees of the Company), examples of specific conflicts of interest include the following situations:

•	owning a financial interest (except for ownership of less than five percent (5%) of the stock of a public company) in any business organization that does or seeks to do business with the Company or is a competitor of the Company;

•	conducting business on behalf of the Company with members of the employee’s family or with any business organization in which the employee, or a member of the employee’s family, has a significant association;

•	serving as an employee, director, partner or consultant to any organization which does, or seeks to do, business with the Company;

•	competing with the Company or rendering services for a material competitor of the Company;

•	engaging in any type of self-employment or employment by another to any extent that such employment interferes, in any way, with the performance of the employee’s services to the Company.

•	investing in, or otherwise become significantly involved in, any business opportunity in which the Company is interested and which the employee becomes aware of through performance of the employee’s Company responsibilities.

Certain of our outside directors have been nominated by and are employees of or are otherwise affiliated with our Class A Stockholders, with whom we have historically had, and expect to continue to have, commercial relationships. While employment by or affiliation with our Class A Stockholders is not prohibited for our outside directors by this Code, each of our outside directors is expected to avoid any action, position or interest that conflicts with the interest of the Company. If a director has a financial or personal interest in a matter before the Board, the director should contact the Chief Executive Officer, the Corporate Secretary or the Chair of the Nominating and Corporate Governance Committee to disclose such interest. The director’s involvement or interest will be reviewed by the Company’s Chief Legal Officer and the Nominating and Corporate Governance Committee and then referred to the full Board for resolution. A director shall not participate in any discussion or vote relating to the matter in which he or she has been deemed to be interested. The Board will determine if the interest of the director may be resolved by a procedure such as having the director not participate in such discussions or vote related to the matter or if the interest constitutes a conflict of interest for which a waiver of this Code is required.

Disclosure of Conflicts of Interest

The Company requires that all employees disclose any situations that reasonably would be expected to give rise to a conflict of interest. If you suspect that you have a conflict of

Adopted September 15, 2004

interest, or something that others could reasonably perceive as a conflict of interest, you must report it to your supervisor or the Legal Department. Your supervisor and the Legal Department will work with you to determine whether you have a conflict of interest and, if so, how best to address it. Although conflicts of interest are not automatically prohibited, they are not desirable and may only be waived as described in “Waivers of the Code” above.

CORPORATE OPPORTUNITIES

As an employee of the Company, you have an obligation to advance the Company’s interests when the opportunity to do so arises. If you discover or are presented with a business opportunity through the use of corporate property, information or because of your position with the Company, you should first present the business opportunity to the Company before pursuing the opportunity in your individual capacity. No employee may use corporate property, information or his or her position with the Company for personal gain or should compete with the Company.

You should disclose to your supervisor the terms and conditions of each business opportunity covered by this Code that you wish to pursue. Your supervisor will contact the Legal Department and the appropriate management personnel to determine whether the Company wishes to pursue the business opportunity. If the Company waives its right to pursue the business opportunity, you may pursue the business opportunity on the same terms and conditions as originally proposed and consistent with the other ethical guidelines set forth in this Code.

CONFIDENTIAL INFORMATION

The Company’s business and technical knowledge are very important assets that help to establish and maintain the Company’s competitive advantage. Employees have access to a variety of confidential information while employed at the Company. Confidential information includes all non-public information that might be of use to competitors, or, if disclosed, harmful to the Company or its customers. Employees have a duty to safeguard all confidential information of the Company or third parties with which the Company conducts business, except when disclosure is authorized or legally mandated. An employee’s obligation to protect confidential information continues after he or she leaves the Company. Unauthorized disclosure of confidential information could cause competitive harm to the Company or its customers and could result in legal liability to you and the Company. In addition, employees should not solicit, accept or use any competitive proprietary information that is acquired by illegal or unethical means.

Our policy is to provide timely, accurate and complete information in response to public requests (media, analysts, etc.), consistent with our obligations to maintain the confidentiality of competitive and proprietary information and to prevent selective disclosure of market-sensitive financial data. In connection with our public communications, we are required, and our policy is, to comply with Regulation FD (which stands for “fair disclosure”) under the federal securities laws. In addition, employees may not transact personal business or trade in securities of the Company or another corporation where the value of the securities may be affected by any inside

Adopted September 15, 2004

information that the employee knows that is not known by the general public. Employees also must not disclose such information to outsiders or to Company employees who have no need to know. Employees are expected to comply with the Infonet Services Corporation Statement of Policies and Procedures Governing Material, Non-Public Information and the Prevention of Insider Trading, which is not a part of this Code.

Any questions or concerns regarding whether disclosure of Company information is legally mandated should be promptly referred to the Legal Department.

COMPETITION AND FAIR DEALING

All employees should endeavor to deal fairly with fellow employees and with the Company’s customers, suppliers, competitors and other third parties. Employees should not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice.

Relationships with Customers

Our business success depends upon our ability to foster lasting customer relationships. The Company is committed to dealing with customers fairly, honestly and with integrity. Information we supply to customers should be current, accurate and complete to the best of our knowledge. Employees should not deliberately misrepresent information to customers.

Customer entertainment should not exceed reasonable and customary business practice. Employees should not provide entertainment or other benefits that could be viewed as an inducement to or a reward for, customer purchase decisions. Other than common courtesies associated with accepted business practices, no employee shall accept or provide entertainment, gifts, payments, fees, services and/or special privileges from or to people in business situations. Common courtesies are defined as paying for meals, refreshments and other ordinary or necessary expenses relating to Company business, provided good judgment and the rules of both organizations are followed.

Relationships with Suppliers

The Company deals fairly and honestly with its suppliers. This means that our relationships with suppliers are based on price, quality, service and reputation, among other factors. Employees dealing with suppliers should carefully guard their objectivity. Specifically, no employee should accept or solicit any personal benefit from a supplier or potential supplier that might compromise his objective assessment of the supplier’s products and prices. When dealing with non-government suppliers, employees can give or accept promotional items or entertainment within the limits of responsible and customary business practice.

Relationships with Competitors

The Company is committed to free and open competition in the marketplace and throughout all business dealings. Employees should avoid actions that reasonably could be

Adopted September 15, 2004

construed as being anti-competitive, monopolistic or otherwise contrary to laws governing competitive practices in the marketplace, including federal and state antitrust laws. Such actions include misappropriation and/or misuse of a competitor’s confidential information or making false statements about the competitor’s business and business practices.

Relationships with the United States Government

Any Company employee involved directly or indirectly in doing business with the Federal government must take special care to act in accordance with the laws and regulations governing business relations with Federal employees. A Company employee must not provide gifts of any value, meals or entertainment to United States government employees. Company employees must exercise extreme care in maintaining records for and allocating costs to government contracts. Costs incurred on one government project should not be charged against another government project. In interactions with the government or government officials, Company employees must be forthright and candid at all times.

In addition, the Company is committed to upholding the principles documented in the Defense Industry Initiatives on Business Ethics and Conduct. These principles are:

•	The adherence to a written code of business ethics and conduct. This booklet embodies the Company’s code.

•	The establishment of high values of conduct expected of employees, requiring employees to judge their own conduct and that of the organization and requiring the Company to train employees concerning personal responsibilities under the code.

•	The creation of an atmosphere that encourages an employee to report violations of its code to the Company without fear of retribution.

•	The acceptance by the Company of an obligation to “self-govern” by monitoring compliance with Federal procurement laws, adopting procedures for voluntary disclosure of violations and for reporting corrective actions.

•	The acceptance of responsibility to other companies in the industry to live by the agreed standards of conduct.

•	The acceptance of public accountability for its commitment to the program.

Relationships with Non-U.S. Governments and the Foreign Corrupt Practices Act

The Company’s Chief Legal Officer is responsible for overseeing discussions, negotiations and contracts with government entities. In certain countries, the use of commercial agents and sales representatives is limited by local and United States laws. Each employee must seek and follow the advice and guidance of the Company’s Chief Legal Officer or his designee in such matters. Company employees must not be involved in any form of boycott or restrictive trade practice and shall report to the Company’s Chief Legal Officer any requests to do so from customers.

Adopted September 15, 2004

The U.S. Foreign Corrupt Practices Act (the “FCPA”) prohibits the Company and its employees and agents from offering or giving money or any other item of value to win or retain business or to influence any act or decision of any governmental official, political party, candidate for political office or official of a public international organization. Stated more concisely, the FCPA prohibits the payment of bribes, kickbacks or other inducements to foreign officials. This prohibition also extends to payments to a sales representative or agent if there is reason to believe that the payment will be used indirectly for a prohibited payment to foreign officials. Violation of the FCPA is a crime that can result in severe fines and criminal penalties, as well as disciplinary action by the Company, up to and including termination of employment.

PROTECTION AND USE OF COMPANY ASSETS

Employees should protect the Company’s assets and ensure their efficient use for legitimate business purposes only. Theft, carelessness and waste have a direct impact on the Company’s profitability. The use of Company funds or assets, whether or not for personal gain, for any unlawful or improper purpose is prohibited.

To ensure the protection and proper use of the Company’s assets, each employee should (i) exercise reasonable care to prevent theft, loss, damage or misuse of Company property; (ii) promptly report to our legal department the actual or suspected theft, damage or misuse of Company property; (iii) safeguard all electronic programs, data, communications and written materials from inadvertent access by others; and (iv) use Company property only for legitimate business purposes, as authorized in connection with job responsibilities and not use such property or Company information after the employee’s connection with the Company is terminated.

Employees should be aware that Company property includes all data and communications transmitted or received to or by, or contained in, the Company’s electronic or telephonic systems. Company property also includes all written communications. Employees and other users of this property should have no expectation of privacy with respect to these communications and data. To the extent permitted by law, the Company has the ability, and reserves the right, to monitor all electronic and telephonic communication. These communications may also be subject to disclosure to law enforcement or government officials.

OWNERSHIP OF EMPLOYEE DEVELOPED PRODUCTS

While employed by the Company, any product or process, discovery or development, improvement or invention related to any product, process or article made, used, sold or under development by an employee, which pertains to the Company’s business, or reasonable extensions of the Company’s business, shall become the sole property of the Company.

Each employee must (i) fully and promptly disclose such product or improvement to his or her manager and to the Company’s Chief Legal Officer; (ii) acknowledge in writing that each

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such improvement, discovery or invention shall become the exclusive property of the Company; (iii) agree to promptly make full disclosure and to hold in trust for the Company, any inventions, discoveries or other trade secrets related to the employee’s work for the Company, which the employee conceives, develops or puts into practice while employed by the Company and for six (6) months thereafter; (iv) assign to the Company all his or her rights, title and interest in such inventions, discoveries or other trade secrets; and (v) agree to deliver to the Company all materials and to perform such other lawful acts as the Company deems necessary to prepare and file domestic or foreign applications for patents, trademarks, or copyrights related to the foregoing inventions, discoveries or other trade secrets.

COMPANY RECORDS

Accurate and reliable records are crucial to our business. Our records are the basis of our earnings statements, financial reports and other disclosures to the public and guide our business decision-making and strategic planning. Company records include booking information, payroll, timecards, travel and expense reports, accounting and financial data, measurement and performance records and electronic data files and emails related to the foregoing.

All Company records must be complete, accurate and reliable in all material respects. There is never a reason to make or to allow false or misleading entries. Undisclosed or unrecorded funds, payments or receipts are inconsistent with our business practices and are prohibited. Particular care must be exercised when preparing time cards and timekeeping records, expense reports, accounting records, test, status and progress reports, cost estimates, contract proposals, and presentations to clients, the public or Company management. All charges for time, materials and expenses should be allocated and recorded to the proper contracts and accounts, without regard to the financial status of the contract or project. You are responsible for understanding and complying with our record keeping policy.

ACCURACY OF FINANCIAL REPORTS AND OTHER PUBLIC COMMUNICATIONS

As a public company, we are subject to various securities laws, regulations and reporting obligations. Both federal law and our policies require the timely disclosure of accurate and complete information regarding the Company’s business, financial condition and results of operations. Inaccurate, incomplete or untimely reporting will not be tolerated and can severely damage the Company and result in legal liability.

The Company’s principal financial officers have a special responsibility to ensure that all of our financial disclosures are full, fair, accurate, timely and understandable. These employees must understand and strictly comply with generally accepted accounting principles and all standards, laws and regulations for accounting and financial reporting of transactions, estimates and forecasts. These employees shall neither participate in nor tolerate improper financial reporting. Evidence of improper financial reporting should be reported to our legal department immediately. Examples of evidence that should be reported include (i) financial results that seem inconsistent with the performance of underlying business transactions; (ii) inaccurate Company records, such as overstated expense reports or erroneous invoices; (iii) transactions that do not seem to have a good business purpose; and (iv) requests to circumvent ordinary review and approval procedures.

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COMPLIANCE WITH LAWS AND REGULATIONS

Each employee has an obligation to comply with all laws, rules and regulations applicable to the Company. These include, without limitation, laws covering bribery and kickbacks, antitrust and competition, copyrights, trademarks and trade secrets, information privacy, insider trading, illegal political contributions, antitrust prohibitions, foreign corrupt practices, environmental hazards, employment discrimination or harassment, occupational health and safety, false or misleading financial information or misuse of corporate assets. You are expected to understand and comply with all laws, rules and regulations that apply to you and your job. If any doubt exists about whether a course of action is lawful, you should seek advice from your supervisor or the Legal Department. In addition, no employee shall knowingly help any other person avoid, or attempt to avoid, compliance with any law or regulation applicable to the Company or the employee.

POLITICAL CONTRIBUTIONS AND ACTIVITIES

The Company encourages its employees to participate in the political process as individuals and on their own time. However, such activities cannot be conducted in the Company’s name. An employee must not use Company time, resources or funds for political purposes in Federal, state, local or other elections. In addition, an employee must not seek or accept, in any form, reimbursement from the Company for campaign contributions to any political party or in connection with an effort to support or to gain approval or disapproval of proposed legislation.

ENVIRONMENT, HEALTH AND SAFETY

The Company is committed to compliance with all applicable laws related to protection of the environment and providing a safe and healthy working environment for its employees. As applicable, each employee must (i) use and store hazardous materials properly to minimize their contact with the environment; (ii) store all generated waste as required by applicable laws; (iii) recycle or dispose of waste at Federal, state or Company approved facilities; and (iv) report all circumstances under which hazardous materials contact the environment, are improperly handled or disposed of, or where a potential violation of the law may exist.

The Company is committed not only to comply with all relevant health and safety laws, but also to conduct business in a manner that protects the safety of its employees. All employees are required to comply with all applicable health and safety laws, regulations and policies relevant to their jobs. If you have a concern about unsafe conditions or tasks that present a risk of injury to you, please report these concerns immediately to your supervisor.

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CONCLUSION

This Code contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics. If you have any questions about these guidelines, please contact your supervisor, our legal department or the Values Line at 1-888-475-8376. We expect all Company employees to adhere to these standards.

The sections of this Code of Business Conduct and Ethics titled “Introduction,” “Conflicts of Interest,” “Company Records,” “Accuracy of Financial Reports and Other Public Communications” and “Compliance with Laws and Regulations,” as applied to the Company’s principal financial officers, shall be our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

This Code and the matters contained herein are neither a contract of employment nor a guarantee of continuing Company policy. We reserve the right to amend, supplement or discontinue this Code and the matters addressed herein, without prior notice, at any time.